SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2006

JACUZZI BRANDS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-14557	22-3568449
(Commission File Number)	(IRS Employer Identification No.)

777 S. FLAGLER DRIVE, WEST
TOWER, SUITE 1100, WEST PALM
BEACH, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 514-3838

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

     On July 28, 2006, Jacuzzi Brands, Inc. (“Jacuzzi Brands”) and USI American Holdings, Inc. (“USI” and together with Jacuzzi Brands are referred to as the “Seller”) completed the sale of their investment in Spear & Jackson, Inc. (“SJI”) and sold 3,543,281 shares of common stock (the “Shares”) of SJI to United Pacific Industries Limited (“UPI”) pursuant to a Stock Purchase Agreement dated as of March 23, 2006 (the “Stock Purchase Agreement”), as amended by Amendment No. 1 dated as of May 4, 2006 (“Amendment No. 1 to the Stock Purchase Agreement”) and as further amended by Amendment No. 2 dated as of July 10, 2006 (“Amendment No. 2 to the Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, as amended, the Seller sold all of their shares owned in SJI to UPI. The Shares sold to UPI represented approximately 61.8% of the issued and outstanding common stock of SJI. The total cash consideration paid by UPI was US$4,960,593.40. The consideration paid by UPI was determined based on arm’s-length negotiations between the Seller and UPI.

Item 8.01. Other Events.

     On July 28, 2006, Jacuzzi Brands issued a press release announcing the completion of the sale of the Shares owned in SJI to UPI pursuant to the terms of the Stock Purchase Agreement, as amended. The press release is filed as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Jacuzzi Brands, Inc. dated July 28, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACUZZI BRANDS, INC.

Date: July 28, 2006	By:	/s/ Steven C. Barre

		Name:	Steven C. Barre
		Title:	Senior Vice President, General Counsel and Secretary